UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2015

BLOUNT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11549	63 0780521
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4909 SE International Way, Portland, Oregon		97222-4679
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (503) 653-8881
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 5, 2015, Blount International, Inc. (“Blount” or the “Company”), entered into the Credit Agreement among Blount, Inc. and Omark Properties, Inc., as the Borrowers, Blount International, Inc., as Holdings, Certain Subsidiaries of Holdings, as the Guarantors, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, the Other Lenders, Wells Fargo Bank, National Association and JPMorgan Chase Bank, N.A., as Co-Syndication Agents, and Suntrust Bank, as Documentation Agent (the “Credit Agreement” or the "New Credit Facility"). The Company repaid all amounts outstanding under its existing senior credit facility upon closing the New Credit Facility.

The New Credit Facility includes a revolving credit facility of $300 million and a term loan of $300 million. The Company also has the ability, subject to certain limitations, to increase either the term loan or revolving credit facility by up to a total of $200 million. The New Credit Facility matures on May 5, 2020. The term loan requires quarterly principal payments of $3.8 million and a final principal payment on the maturity date of $225 million. Once repaid, term loan principal may not be re-borrowed. There are also requirements for mandatory principal repayments under certain circumstances, including disposition of significant assets, recovery of insurance proceeds to the extent not reinvested, issuance of new debt, and cash proceeds from Extraordinary Receipts (as defined in the Credit Agreement). The Company may also repay principal borrowed under the New Credit Facility at any time. Any unpaid principal outstanding under the revolving facility is due in its entirety on the maturity date.

Interest is due periodically and interest rates are variable based on a margin added to the LIBOR Rate, or a Base Rate, as defined in the Credit Agreement. The margin added to these reference rates is variable depending on the Company's Consolidated Leverage Ratio, as defined in the Credit Agreement, calculated on a twelve month trailing basis. The margin varies from 1.25% to 2.25% above the LIBOR Rate, and from 0.25% to 1.25% above the Base Rate, as the Company's Consolidated Leverage Ratio varies from 1.25 or lower to 3.50 or higher.

The Credit Agreement includes various covenants and restrictions, including a Minimum Consolidated Fixed Charge Coverage Ratio of 1.25 and a maximum Consolidated Leverage Ratio initially set at 4.25, which decreases periodically over the term of the agreement until the final maximum level of 3.50 is reached for the quarter ending March 31, 2018 and thereafter. The loan is secured by essentially the same collateral and guarantees as the previous senior credit facility.

The foregoing description of the Credit Agreement or New Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the attached Credit Agreement.

The Company is filing herewith a copy of the Credit Agreement dated May 5, 2015. The Credit Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

99.1	Credit Agreement Dated as of May 5, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BLOUNT INTERNATIONAL, INC.
Registrant

/s/ Mark V. Allred
Mark V. Allred
Vice President and Corporate Controller
(Principal Accounting Officer)
Dated: May 11, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Credit Agreement Dated as of May 5, 2015